FIRST AMENDMENT TO

ASSET MANAGEMENT SERVICES AGREEMENT

This First Amendment to Asset Management Services Agreement (this “First Amendment”) is made and entered into by and between KBS ACQUISITION SUB, LLC, a Delaware limited liability company (“Company”), and GKK REALTY ADVISORS LLC, a Delaware limited liability company (“Manager”), as of the date that Company and Manager execute this First Amendment as set forth in the signature page below (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, Company and Manager are parties to that certain Asset Management Services Agreement dated March 30, 2012 (“Asset Management Agreement”), pursuant to which Manager is providing asset management services on behalf of the Company for the Properties; and

WHEREAS, Company and Manager desire to amend the Asset Management Agreement to, among other things, reduce the Base Management Fee and amend certain other provisions of the Asset Management Agreement, all as more particularly described hereinbelow;

WHEREAS, an Affiliate of Manager (“GKK Member”), and FYF Net Lease LLC, a Delaware limited liability company (“FYF” and, collectively with GKK Member, the “Members” and each a “Member”)), have entered into that certain Limited Liability Company Agreement (the "LLC Agreement") of BBD1 Holdings LLC (“BBD1 Holdings”); and

WHEREAS, BBD1 Holdings has entered into an Agreement for Sale of Membership Interests (the “Sale Agreement”) with a subsidiary of Company, pursuant to which BBD1 Holdings has agreed to purchase the 100% of the membership interests (the “Membership Interests”) in (i) First States Investors 5000A, LLC, a Delaware limited liability company (the “Portfolio Property Owner”), (ii) GKK Independence Square Lot, LLC, a Delaware limited liability company (the “Parking Lot Property Owner”; together with the Portfolio Property Owner, the “Real Property Owners”), and (iii) AFR Defeasance Pool 1, LLC, a Delaware limited liability company (the “Defeasance Securities Owner”; together with the Real Property Owners, the “Owners”).

NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained herein and in the Asset Management Agreement, the receipt and sufficiency of which are hereby acknowledged, the Asset Management Agreement is hereby amended as follows:

1. Defined Terms. All capitalized terms used herein shall have the same meaning as defined in the Asset Management Agreement, unless otherwise defined in this First Amendment.

2. Base Management Fee. (a) Company and Manager hereby agree that if Company sells the BBD1 Assets (defined below) to Manager or an Affiliate of Manager (including BBD1 Holdings), then effective on the date of such sale, Paragraph 7(a) of the Asset Management Agreement shall be deleted in its entirety and shall be replaced with the following sentences: “For the term of this Agreement, Company hereby agrees to pay to Manager a management fee equal to $9,000,000 per year in equal monthly installments of $750,000, plus reimbursement of all property related expenses paid by Manager on behalf of Company (together the “Base Management Fee”), payable monthly in arrears, plus the amount, if any, of the Threshold Value Profits Participation, as described below.” (b) If the Sale Agreement is terminated and, thereafter, Company sells the BBD1 Assets to any third party other than Manager or an Affiliate of Manager (including BBD1 Holdings), then effective on the date of such sale, Paragraph 7(a) of the Asset Management Agreement shall be deleted in its entirety and shall be replaced with the following sentences: “For the term of this Agreement, Company hereby agrees to pay to Manager a management fee equal to $10,000,000 per year in equal monthly installments of $833,333.33, plus reimbursement of all property related expenses paid by Manager on behalf of Company (together the “Base Management Fee”), payable monthly in arrears, plus the amount, if any, of the Threshold Value Profits Participation, as described below.” Prior to the occurrence of either (a) or (b) above, Paragraph 7(a) of the Asset Management Agreement shall not be deleted and shall be effective as currently written. The term "BBD1 Assets" shall mean either (i) that certain real properties (including, without limitation, all improvements, personal property, leases, contracts, records and plans, and intangible property) owned by Real Property Owners and/or (ii) the Membership Interests.

3. Term; Termination. Company and Manager hereby agree that effective on the Effective Date, Paragraph 12 of the Asset Management Agreement is deleted in its entirety and shall be replaced with the following paragraph: “The "Term" of this Agreement is from the March 30, 2012 through December 31, 2015, subject to (a) the right of the Company to terminate this Agreement (with no requirement of Cause) with an effective termination date only on March 31 (except for the calendar year 2013) or September 30 of any calendar year (including September 30, 2013), but at no time prior to September 30, 2013 and only upon 90 days prior written notice delivered by the Company to the Manager, which notice shall be irrevocable, and (b) the right of the Manager to terminate this Agreement (with no requirement of a Company Default) with an effective termination date no earlier than June 30, 2012, and only upon no less than 90 days prior written notice delivered by the Manager to the Company. Notwithstanding the foregoing, this Agreement (1) may not be terminated by the Company prior to September 30, 2013, or the Manager prior to June 30, 2013; and (2) may be terminated: (i) at any time after September 30, 2013 by Company on five (5) business days' prior written notice for Cause; or (ii) at any time by Manager on five (5) business days' prior written notice in the event of a Company Default. Upon any termination of the Manager by the Company after September 30, 2013 and prior to December 31, 2015, the Company shall pay the applicable Termination Fee to Manager in immediately payable funds on or prior to the effective date of termination. No Termination Fee shall be payable by the Company in connection with a termination of this Agreement by the Manager, other than in connection with a Company Default.”

2

4. Property Management Services. Notwithstanding anything in the Asset Management Agreement to the contrary, in consideration of the mutual covenants and agreements contained herein and in the Asset Management Agreement, Manager hereby covenants and agrees that commencing on the Effective Date and continuing until the Company has resolved its extension/restructuring and/or other negotiations with the lender for the Goldman Portfolio (defined below), but not thereafter, Manager shall not, and shall not permit any of its Affiliates, employees and/or officers, to provide (other than to the Company and its Affiliates) to any third party, including, without limitation, Goldman Sachs Mortgage Company and/or any of its Affiliates, Citicorp North America, Inc., and/or any of its Affiliates, Fortress Investment Group and/or any of its Affiliates (including, but not limited to, CF Branch LLC and CF Branch Trust 2012-1), and Davidson Kempner Capital Management LLC and/or any of its Affiliates (including, but not limited to, Midtown Acquisitions L.P.), property management services for any of the Properties that are part of the Goldman Portfolio without first obtaining the prior written consent of the Company, such consent to be in the Company’s sole and absolute discretion. Manager agrees that, in the event of any breach by Manager of any covenant or obligation contained in this Paragraph 4, Company’s sole remedy shall to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. The term “Goldman Portfolio” shall mean that certain real property encumbered by that certain mortgage loan in the original principal amount of $250,000,000, evidenced by that certain Loan Agreement dated April 1, 2008, as amended and assigned from time to time, among certain borrowers named therein, as borrowers, and CF Branch LLC (as successor-in-interest to Citicorp North America, Inc. and Goldman Sachs Mortgage Company) and KBS Acquisition Sub, LLC, as lenders.

5. Extra Employees. Company hereby requests and Manager agrees to promptly hire, on or before September 1, 2012, the two (2) additional employees to provide property management services for the Properties as set forth in Paragraph 2(b)(ix)(1) of the Asset Management Agreement.

6. Miscellaneous. With the exception of those terms and conditions specifically modified and amended herein, the Asset Management Agreement shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Asset Management Agreement, the terms and provisions of this First Amendment shall supersede and control.

7. Counterparts/Facsimiles. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this First Amendment, the parties may execute and exchange telefaxed or e-mailed counterparts of the signature pages and such counterparts shall serve as originals.

3

IN WITNESS WHEREOF, Company and Manager, acting herein by duly authorized individuals, have caused these presents to be executed, effective as of the Effective Date set forth herein.

COMPANY:

KBS ACQUISITION SUB, LLC,
a Delaware limited liability company

By:	KBS ACQUISITION HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

	By:	KBS GKK PARTICIPATION HOLDINGS I, LLC,
a Delaware limited liability company,
its sole member

		By:	KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

			By:	KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its manager

				By:	KBS REAL ESTATE INVESTMENTS TRUST, INC.,
a Maryland corporation,
its sole general partner

					By:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer
Date: August 17, 2012

[SIGNATURES FOLLOW ON NEXT PAGE]

4

MANAGER:

GKK REALTY ADVISORS LLC,

a Delaware limited liability company

By:	/s/ Benjamin P. Harris
Name:	Benjamin P. Harris
Title:	President
Date:	August 17, 2012

5